UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

GUIDED THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of principal executive offices)		30092 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2015, the Company entered into an amendment agreement (the “Amendment”) with Tonaquint, Inc. (“Tonaquint”) pursuant to which the terms of the secured promissory note issued to Tonaquint on September 10, 2014 and previously amended on March 10, 2015 and May 4, 2015 (the “Note”) were further amended to, among other things, extend the date upon which the balance of the Note is due to July 20, 2015. During the extension, interest will continue to accrue on the Note at a rate of the lesser of 18% per year or the maximum rate permitted by applicable law. In addition, while the Note remains outstanding, Tonaquint will have the right to convert up to an additional $50,000 of the outstanding balance of the Note into shares of the Company’s common stock, at a conversion price per share equal to the lower of (1) $0.25 and (2) 75% of the lowest daily volume weighted average price per share of the Company’s common stock during the five business days prior to conversion. If the conversion price would be lower than $0.15 per share, the Company has the option of delivering the conversion amount in cash in lieu of shares. Tonaquint has agreed that, in any given calendar week, it will not sell conversion shares in an amount exceeding the greater of (a) 15% of the Company’s weekly dollar trading volume in that week, or (b) $75,000. Tonaquint has further agreed not to engage in any “short sale” transactions in the Company’s common stock during the two-month extension. In connection with the Amendment, the parties agreed to increase the outstanding balance of the Note by $25,000. Separately, in response to Tonaquint’s May 28, 2015 conversion notice delivered pursuant to the Note, the parties agreed to convert approximately $75,107 in outstanding balance subject to the conversion notice into 715,308 shares of the Company’s common stock at a price of $0.105 per share.

The amended Note was, and the shares issued and issuable upon conversion will be, exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Company made this determination based on the representations in the Amendment that Tonaquint is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about its investment and about the Company.

The above description of the Amendment is qualified in its entirety by reference to the Amendment, attached as Exhibit 10.1 to this current report and incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The amended Note has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
10.1	Amendment #3, dated June 1, 2015, by and between the Company and Tonaquint

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D.
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer
Date: June 4, 2015

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EXHIBIT INDEX

Number	Exhibit
10.1	Amendment #3, dated June 1, 2015, by and between the Company and Tonaquint

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